PROSPECTUS

Filed pursuant to Rule 424(b)(3)
Registration No. 333-146509

HARBORSIDE VENTURES, INC.
a Nevada corporation

6,006,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 6,006,000 shares of our common stock that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus for their own account, consisting of:

  3,000,000 shares issued in connection with our private placement issuance of 3,000,000 units to the selling stockholders at an issuance price of $0.02 per unit, which private placement was completed on June 8, 2007 (each unit consisted of one common share and one non-transferable share purchase warrant);

  3,000,000 shares issuable upon the exercise of 3,000,000 non-transferable common stock purchase warrants forming part of the units;

  6,000 shares we issued as partial consideration for our interest in mineral claims effective as of June 8, 2007 at a deemed issuance price of $0.05 per share.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent private offering of our units, which was effected at $0.02 per unit. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We will not receive any proceeds from the sales by the selling stockholders. However, we will receive proceeds upon the exercise of any common stock purchase warrants that may be exercised by the selling stockholders. The proceeds, if any, would be used for working capital purposes including exploration of with respect to the property underlying our mineral claim interests.

The selling stockholders, and any participating broker-dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" starting on page 5 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 23, 2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

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SUMMARY

As used in this prospectus, unless the context otherwise requires, "we", "us", "our", the "Company", the "Corporation" or "Harborside" refers to Harborside Ventures, Inc. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated.

Our Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have a 100% undivided interest in certain quartz claims located in the Whitehorse Mining District of the Yukon Territory, Canada.

The property covered by our interests in the quartz claims does not contain any known mineral deposits or reserves of minerals. Accordingly, exploration of the property is required before any determination as to whether any commercially viable mineral deposit may exist. Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether advanced exploration is warranted to determine whether the property possesses commercially exploitable mineral deposits. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We acquired our interest in the mineral claims in May of 2006. We have obtained a geological report on the property underlying our mineral claim interests that has recommended an exploration program consisting of two phases, with estimated costs of CDN$13,750 and CDN$8,470, respectively (approximately $13,804 and $8,503, respectively, based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961). We have determined to proceed with both stages of the recommended exploration program. At June 30, 2007, we had cash of $53,117 and working capital of $40,858. Given the other expenditures that we expect to incur within the next twelve months, we believe that we have sufficient funds to enable us to complete phase one of the recommended exploration program within the next twelve months. We will, however, require additional financing in order to complete full exploration of the property to determine whether sufficient mineralized material, if any, exists to justify eventual mining and production.

Even if we determine that a mineral deposit exists on the property underlying our mineral claim interests, an economic evaluation must be completed before the economic viability of commercial exploitation of the property could be completed. Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

We have no revenues, have incurred losses since our incorporation on May 16, 2006, and have relied upon the sale of our securities in unregistered private placement transactions to fund our operations. We will not generate revenues even if our initial exploration program indicates that mineral material may exist on the property underlying our mineral claim interests. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our exploration activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from incorporation (May 16, 2006) to December 31, 2006, our independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We were incorporated under the laws of Nevada effective May 16, 2006. Our principal offices are located at 3675 East First Avenue, Suite 201, Burnaby, BC, Canada, V5C 3V8. Our telephone number is (604) 299-7277 and our fax number is (604) 299-3417.

The Offering
The Issuer:	Harborside Ventures, Inc.
The Selling Stockholders:

The selling stockholders named in this prospectus are offering an aggregate of 6,006,000 shares to the selling stockholders named in this prospectus in the following transactions: (i) 3,000,000 units issued in a private placement transaction we completed on June 8, 2007 at a price of $0.02 per unit, each unit entitling the holder to one share and one non-transferable share purchase warrant; and (ii) 6,000 shares issued in an exchange for our mineral claim interests at a deemed issuance price of $0.05 per share.

Shares Offered by the Selling Stockholders:

The selling stockholders may from time to time offer for resale up to 6,006,000 shares of our common stock, consisting of:

  3,000,000 shares issued in connection with our private placement issuance of 3,000,000 units completed on June 8, 2007 (each unit consisted of one common share and one non-transferable share purchase warrant);

  3,000,000 shares issuable upon exercise of the share purchase warrants forming part of the units; and

  6,000 shares issued as partial consideration for our mineral claim interests.

Offering Price:

The selling stockholders will offer their shares of our common stock at a price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or is listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon our most recent private offering of our units, which was effected at $0.02 per unit.

Terms of the Offering:	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. Refer to "Plan of Distribution".
Termination of the Offering:	The offering will conclude when all of the 6,006,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will cover the expenses associated with the registration of this offering, which we estimate to be approximately $34,511.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:

There were 7,406,001 shares of our common stock issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Risk Factors:	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data

The summarized financial data presented below has been derived from and should be read in conjunction with our audited financial statements for the period from incorporation (May 16, 2006) to December 31, 2006 and our unaudited interim financial statements for the six months ended June 30, 2007 and for the period from incorporation (May 16, 2006) to June 30, 2007, together with the notes to our financial statements and the section of this prospectus entitled "Management's Discussion and Analysis and Plan of Operation":

Balance Sheet

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
Cash	$53,117	$79,221
Total Assets	53,117	79,221
Total Liabilities	12,259	12,608
Total Stockholders' Equity	$40,858	$66,613

Statement of Operations

	Three months ended June 30, 2007 (unaudited)	Six months ended June 30, 2007 (unaudited)	May 16, 2006 (Inception) to December 31, 2006 (audited)	May 16, 2006 (Inception) to June 30, 2007 (unaudited)
Expenses
Accounting and audit fees	$ 2,300	$ 4,600	$ 6,000	$ 10,600
Legal	2,037	2,774	4,600	7,374
Mineral property costs	-	-	6,586	6,586
Office and administration expenses	3,620	5,407	5,001	10,408
Travel	9,653	15,474	-	15,474
Net loss for the period	$ (17,610)	$ (28,255)	$ (22,187)	$ (50,442)
Basic loss per share, basic and diluted	$ (0.00)	$ (0.03)	$ (22,187)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our company

Because we have only recently commenced business operations, we have no history of earnings and no foreseeable earnings, and we may never achieve profitability or pay dividends.

We were incorporated on May 16, 2006, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our interest in certain mineral claims in the Yukon Territory, Canada. Therefore, our ability to operate our business successfully remains untested. If we are successful in developing the property that is the subject of our mineral claim interests, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate. We do not currently anticipate declaring or paying any cash dividends in the foreseeable future. Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs. For these reasons, we may never achieve profitability or pay dividends.

We have yet to attain profitable operations, and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $50,442 for the period from May 16, 2006 (incorporation) to June 30, 2007, and we have no revenues to date. At June 30, 2007, we had cash of $53,117 and working capital of $40,858, which we believe is sufficient to maintain our administrative costs for the next twelve months and to complete phase one of the exploration program recommended by our consulting geologist. Management believes that we will need to generate additional financial resources in order to complete phase two of the exploration program recommended by our consulting geologist. There can be no assurances that we will continue to obtain additional financial resources and/or achieve profitability or positive cash flows. If we are unable to obtain adequate additional financing, we will be required to curtail operations and exploration activities. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period from incorporation to December 31, 2006. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stages of exploration of the property underlying our mineral claim interests, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of valuable minerals on the property. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals on the property underlying our mineral claim interests. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the property underlying our mineral claim interests that we plan to undertake. Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labour, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan. In addition, any determination that the property contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property can be commercially developed.

We will require significant additional financing in order to continue our exploration activities and our assessment of the commercial viability of the property underlying our mineral claim interests. Even if we discover commercial reserves on the property underlying our mineral claim interests, we can provide no assurance that we will be able to successfully advance the property into commercial production.

The property underlying our mineral claim interests does not contain any known bodies of ore. Our business plan calls for significant expenditures in connection with the exploration of the property. We believe that we have sufficient funds to maintain our administrative costs for the next twelve months and to complete phase one of the exploration program on the property, as recommended by our consulting geologist. We will, however, require additional financing in order to complete phase two of the exploration program on the property and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of the property underlying our mineral claim interests. We currently are in the exploration stage and have no revenue from operations. We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all. If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of the property. Further, if we are able to establish that development of the property is commercially viable, our inability to raise additional financing at that stage would result in our inability to place the property into production and recover our investment.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property underlying our mineral claim interests and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the property underlying our mineral claim interests. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if they are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the property underling our mineral claim interests to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on the property.

Because access to the property underlying our mineral claim interests is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Due to snow and snowfall in the area, surface exploration of the property subject to our mineral claim interests is restricted to the summer months and early fall. As a result, any attempts to visit, test or explore the property are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and result in the loss of your entire investment in our common stock.

As we undertake exploration of the property underlying our mineral claim interests, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration for minerals. We will be subject to the mining laws and regulations of the Yukon Territory as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If there is a defect with respect to title of our mineral claim interests, our business may fail.

We own an interest in certain quartz claims in the Yukon Territory, Canada. Although we believe that we have taken all appropriate steps to determine that we have title to interest in these claims, there is no guarantee that there are no defects with respect to title of the mineral claims. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we do not have clear title to our mineral claim interests, our business may fail and you may lose your entire investment in our common stock.

If we are unable to maintain our mineral claim interests, then our business will fail.

We own a 100% interest in certain mineral claims in the Yukon Territory, Canada, which claims are governed by the Quartz Mining Act (Yukon Territory, Canada). To keep our interests in these claims in good standing in the Yukon Territory, there must be CDN$100 (approximately $100 based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961) of exploration expenditures performed per claim each year. In the event that work is not performed on a property, the CDN$100 per claim can be paid in lieu of performing such work. In the case of our claim interests, CDN$100 of exploration expenditures must be spent before October 18, 2008 in order to maintain the claims in good standing for an additional year. If we fail to meet these requirements on a timely basis, the claims subject to our interests will lapse. Accordingly, you could lose all or part of your investment in our common stock.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

If we do not find a joint venture participant for the continued exploration of the property underlying our mineral claim interests, we may not be able to advance the exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property underlying our mineral claim interests. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party. A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our mineral claims interests to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us. In particular, our success is highly dependant upon the efforts of our President, Secretary and Treasurer and our directors, the loss of whose services would have a material adverse effect on our success and development.]

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Robert Skelly, our President, Secretary and Treasurer is spending only approximately 10% of his business time on providing management services to us. While we believe that he presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Skelly from his other obligations could increase with the result that he may no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms, which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Risks related to our common stock

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board of the National Association of Securities Dealers Inc. (the "NASD") upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When the registration statement of which this prospectus forms a part is declared effective, the selling stockholders may be reselling up to approximately 41% of the issued and outstanding shares of our common stock (and, if the share purchase warrants are exercised with respect to the 3,000,000 shares underlying such share purchase warrants being registered, then the selling stockholders may be reselling up to approximately 58% of our issued and outstanding shares of common stock). As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Re-sale restrictions for British Columbia residents may limit the ability of such residents to resell their shares in the U.S., which will affect the price at which their shares may be sold.

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares that are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. These restrictions will limit the ability of the British Columbia residents to resell the securities in the United States and, therefore, may materially affect the market value of your shares. If we decide to become a reporting issuer in British Columbia, then it is estimated that becoming such will take approximately three months from our decision to do so subject, at all times, to the prior approval of the British Columbia Securities Commission. At present we do not intend to become a reporting issuer in British Columbia.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board of the NASD, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, the NASD has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the market price of valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from any forward-looking statement. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled "Selling Security Holders" and "Plan of Distribution". We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part.

DETERMINATION OF OFFERING PRICE

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Accordingly, we have fixed the benchmark offering price by reference to our most recent offering of our units, which was effected at $0.02 per unit. The selling stockholders will sell their common stock at the price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SEcurity HOLDERS

The selling stockholders named in this prospectus are offering all of the 6,006,000 shares of common stock covered by this prospectus, consisting of:

  3,000,000 shares issued in connection with our private placement issuance of 3,000,000 units completed on June 8, 2007 (each unit consisted of one common share and one non-transferable share purchase warrant);

  3,000,000 shares issuable upon exercise of the share purchase warrants forming part of the units; and

  6,000 shares issued as partial consideration for our mineral claim interests.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

  the number of shares owned by each selling stockholder prior to this offering;

  the total number of shares that are to be offered by each selling stockholder;

  the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

  the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common stock by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than any relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.
Name of Selling Stockholder	Shares owned prior to this offering(1), (2)	Total number of shares to be offered for selling stockholder's account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering(3)
1. Private Placement completed on June 8, 2007 at a price of $0.02 per unit(3)
Adrian Michael Allen	150,000	150,000	-0-	-0-
Chris Ameerali	150,000	150,000	-0-	-0-
Ashley Aveling	150,000	150,000	-0-	-0-
Scott Cassia	150,000	150,000	-0-	-0-
Chelsea Cooledge	150,000	150,000	-0-	-0-
Jodi Eckland	150,000	150,000	-0-	-0-
Nick Ellard	150,000	150,000	-0-	-0-
Cody Fox	150,000	150,000	-0-	-0-
Skye Harrington	150,000	150,000	-0-	-0-
Bruce Heuring	150,000	150,000	-0-	-0-
Shane Heuring	150,000	150,000	-0-	-0-
Shareane Heuring	150,000	150,000	-0-	-0-
Johnny Jover	150,000	150,000	-0-	-0-
Phelan Lewis	150,000	150,000	-0-	-0-

Name of Selling Stockholder	Shares owned prior to this offering(1), (2)	Total number of shares to be offered for selling stockholder's account	Total shares to be owned upon completion of this offering	Percent owned upon completion of this offering(3)
Donald Lindo	150,000	150,000	-0-	-0-
Andy Lukat	150,000	150,000	-0-	-0-
Graeme McCallum	150,000	150,000	-0-	-0-
Mike McCue	150,000	150,000	-0-	-0-
Pierre McMillan	150,000	150,000	-0-	-0-
Tyler Miotto	150,000	150,000	-0-	-0-
Adam Munro	150,000	150,000	-0-	-0-
Randy Nohr	150,000	150,000	-0-	-0-
Jordan Peck	150,000	150,000	-0-	-0-
Michael Pengally	150,000	150,000	-0-	-0-
David Phillpotts	150,000	150,000	-0-	-0-
Emily Platt	150,000	150,000	-0-	-0-
Aaron Powell	150,000	150,000	-0-	-0-
Ashli Robertson	150,000	150,000	-0-	-0-
Kenneth Ryu	150,000	150,000	-0-	-0-
Craig Segaric	150,000	150,000	-0-	-0-
Ben Smith	150,000	150,000	-0-	-0-
Megan Stagg	150,000	150,000	-0-	-0-
Andrew Sturgeon	150,000	150,000	-0-	-0-
Ian Tarris	150,000	150,000	-0-	-0-
Sonny Tatlay	150,000	150,000	-0-	-0-
Kristen Vanderpaw	150,000	150,000	-0-	-0-
Chris Veale	150,000	150,000	-0-	-0-
Amandeep Virk	150,000	150,000	-0-	-0-
Desmond Williams	150,000	150,000	-0-	-0-
Tanya Woods	150,000	150,000	-0-	-0-
2. Issuance pursuant to Quartz Claims Acquisition Agreement completed June 8, 2007 at a deemed issuance price of $0.05 per share
Oro Quest Ltd.	6,000	6,000	-0-	-0-
Total:	6,006,000	6,006,000	-0-	-0-

(1)     Beneficial ownership calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)     We issued a total of 3,000,000 units to the selling stockholders at a price of $0.02 per unit upon the completion of our private placement offering on June 8, 2007. Each unit consisted of one share of common stock and one non-transferable common stock purchase warrant. Each warrant is immediately exercisable and entitles the holder to acquire one additional share of common stock for a period of two years at an exercise price of $0.05 per share during the first year and $0.10 per share during the second year. Accordingly, the shares being offered by each selling stockholder who purchased units in the private placement include shares of common stock underlying the selling stockholder's warrants.

(3)     Based on 7,406,001 shares of our common stock issued and outstanding as of the date of this prospectus.

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.02 per share until our shares are quoted on the OTC Bulletin Board or are listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivative;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to commissions or receive from commissions the purchasers of shares as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Sales by Residents of British Columbia

Selling stockholders that are residents of British Columbia have to rely on an exemption from prospectus and registration requirements of British Columbia securities laws to sell their shares which are being registered for resale by this prospectus. Such selling stockholders have to comply with the British Columbia Securities Commission's B.C. Instrument 72-502 "Trade in Securities of U.S. Registered Issuers" to resell their shares. B.C. Instrument 72-502 requires, among other conditions, that British Columbia residents hold the shares for a period of twelve months and, consequent thereon, limits the volume of shares sold in a twelve-month period to five percent of the issued and outstanding shares of the issuer. However, if we become a reporting issuer in British Columbia, then our British Columbia stockholders will only have to hold their shares for a period of four months and a day from becoming a reporting issuer in order to resell their shares. At present we do not intend to become a reporting issuer in British Columbia and, accordingly, British Columbia resident stockholders who wish to make a public sale of shares through the OTC Bulletin Board or on any market or securities exchange in the United States will be limited to the resale limitations set forth in B.C. Instrument 72-502.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $34,511, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:
Name	Age	Position Held
Robert Skelly	51	President, Secretary, Treasurer and a director
Paul Anaka	42	Director
Grant Sahaydak	50	Director
Paul Tuson	57	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Robert Skelly. Robert Skelly has been our President, Secretary, Treasurer and a director since our incorporation in May 2006. Mr. Skelly is President of R.B. Skelly Sales, a sales and marketing company based in Vancouver, British Columbia, which also has offices in Calgary and Winnipeg. Mr. Skelly founded that company in 1989 and continues to run it. Previous to that, Mr. Skelly was Vice-President of Dominion Industries, a private automotive parts manufacturing company based in Toronto, Ontario, for five years. While at Dominion Industries, Mr. Skelly was responsible for sales and marketing and for accounting. While in Toronto, Mr. Skelly attended the University of Toronto and obtained a business degree. From 1976 to 1981, Mr. Skelly was employed by Canada Packers Inc., a meat packing and processing company, in Winnipeg, Manitoba, as its management accountant. Mr. Skelly also attended the British Columbia Institute of Technology, from which he holds a degree in sales and marketing. Since April 19, 2006, Mr. Skelly has served as the Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and as a director of Silica Resources Corporation, a reporting company.

Paul Anaka. Paul Anaka has served on our board of directors since July 1, 2007. Since 1997 Mr. Anaka has worked as a residential and commercial mortgage broker with Nationwide Mortgage Corp., based in Vancouver, British Columbia. Prior to that, Anaka served for two years as Vice-President of smartmortgage.ca Inc., also based in Vancouver, British Columbia, where he was responsible for sales and marketing. From 1987 to 1990, Mr. Anaka was employed by Dominion Directories as a marketing representative. Mr. Anaka attended Simon Fraser University from 1985-1987; he then attended the British Columbia Institute of Technology, from which he obtained a degree in marketing.

Grant Sahaydak. Grant Sahaydak has served on our board of directors since July 1, 2007. Mr. Sahaydak is currently an independent mortgage broker, based in Surrey, British Columbia, with Centum Mortgage Associates Ltd., a national franchise with branches across Canada. Prior to becoming a broker, Mr. Sahaydak spent 22 years in sales and management--from 1998 to 2005 he held a variety of management positions within the golf industry, and from 1983 to 1998 he served in management positions with a national real estate company. Mr. Sahaydak has a degree in urban land and economics from the University of British Columbia, a diploma in sales and marketing from the British Columbia Institute of Technology and a diploma in business from Selkirk College.

Brian Tuson. Brian Tuson has served on our board of directors since July 1, 2007. Mr. Tuson currently serves as the managing director of Three Twenty-Seven Marketing Inc., a marketing and sales firm based in Edmonton, Alberta that deals primarily with the automotive and industrial markets in the province of Alberta. Mr. Tuson formed Three Twenty-Seven Marketing in 2005 after retiring from Energizer Canada after 30 years. Prior to joining Energizer, Mr. Tuson held positions with General Motors of Canada and with the Steel Company of Canada. Mr. Tuson has a business degree from the Northern Alberta Institute of Technology.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial owner(2)	Percentage of class(5)
Officers and Directors:
Common Stock	Robert Skelly	3,700,001(3)	47.7%
Common Stock	Paul Anaka	700,000(4)	9.0%
Common Stock	Grant Sahaydak	700,000(4)	9.0%
Common Stock	Brian Tuson	700,000(4)	9.0%
Common Stock	All executive officers and directors as a group (four persons)	5,800,000	65.9%
Other 5% Stockholders:
Common Stock	-	-	-

(1)     The address of our officers and directors is our company's address, which is 3675 East First Avenue, Suite 201, Burnaby, British Columbia, Canada, V5C 3V8.

(2)     Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)     Includes 3,350,001 shares and share purchase warrants exercisable for an additional 350,000 shares.

(4)     Includes 350,000 shares and share purchase warrants exercisable for an additional 350,000 shares.

(5)     Based on 7,406,001 shares of our common stock issued and outstanding as of the date of this prospectus.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles or incorporation or bylaws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists an aggregate of 500,000,000 shares of common stock, with a par value of $0.001 per share. As of the date of this prospectus, there were 7,406,001 shares of our common stock issued and outstanding held by 45 stockholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, except as described below. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Except where otherwise provided by applicable law or by our articles of incorporation, holders of a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. At all elections of directors, each stockholder is entitled to as many votes as is equal to the number of such stockholder's shares multiplied by the number of directors to be elected, and such stockholder may caste all of such votes for a single director or may cast such votes among several directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are 4,400,000 non-transferable common stock purchase warrants outstanding with an exercise price of $0.05 if exercised on or before June 8, 2008 and $0.10 if exercised thereafter until June 8, 2009.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock, except for the non-transferable common stock purchase warrants described herein. We may issue additional convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of stockholder approval and the granting of dissenters' rights in connection with such an acquisition. As set forth in our articles of incorporation, we have elected not to be governed by these provisions.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Lang Michener LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The annual financial statements, but not the interim financial statements, included in this prospectus have been audited by Dale, Matheson, Carr-Hilton, LaBonte LLP, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing in such annual financial statements. These annual financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

The geological report for the property underlying our mineral claim interests was prepared by Larry W. Carlyle, P. Geol. F.G.A.C., and is included in reliance upon such report given upon the authority of Mr. Carlyle as a professional geologist.

DISCLOSURE OF commission POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 16, 2006 under the laws of the State of Nevada. On the date of our incorporation we appointed Robert Skelly as our President, Secretary, Treasurer and a director. We were extra-provincially registered under the laws of the Province of British Columbia, Canada, on August 9, 2006. On July 1, 2007, each of Paul Anaka, Grant Sahaydak and Brian Tuson were appointed as directors.

DESCRIPTION OF BUSINESS

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. In May 2006, we acquired a 100% undivided interest in four quartz claims located in the Whitehorse Mining District of the Yukon Territory.

The property underlying the quartz claim interests does not contain any known mineral deposits or reserves of minerals. Accordingly, exploration of the property is required before we can determine whether any commercially viable mineral deposit may exist. Our plan of operations is to carry out preliminary exploration work on the property in order to ascertain whether advanced exploration is warranted to determine whether the property possesses commercially exploitable mineral deposits. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

We have obtained a geological report on the property underlying our mineral claim interests. The geological report has recommended an exploration program consisting of two phases: phase one of our planned exploration program is estimated to cost CDN$13,750 and phase two of your planned exploration program is estimated to cost CDN$8,470 (approximately $13,804 and $8,503, respectively, based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961). We have determined to proceed with the recommended exploration program and, if warranted, complete full exploration of the property underlying our mineral claim interests. At June 30, 2007, we had cash of $53,117 and working capital of $40,858. Given the other expenditures that we expect to incur within the next twelve months, we believe that we have sufficient funds to enable us to complete phase one of the exploration program recommended in our report. We will, however, require additional financing in order to complete phase two of the recommended exploration program and to complete full exploration of the property to determine whether sufficient mineralized material, if any, exists to justify eventual mining and production. Even if we determine that a mineral deposit exists on the property, an economic evaluation must be completed before the economic viability of commercial exploitation of the property could be completed. Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation. There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

Exploration Stage Company

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Because we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on the property underlying our mineral claim interests, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the property, and there is no assurance that we will discover one.

Our Acquisition of the Claim Interests

We entered into a Quartz Claims Acquisition Agreement with Oro Quest Ltd. effective as of May 25, 2006, whereby we obtained a 100% interest in four quartz claims located in the Whitehorse Mining District of the Yukon Territory, Canada, in consideration of: (i) the repayment by us to Oro Quest of all staking and quartz claims application costs to the Whitehorse Mining District of the Yukon Territory which were incurred by Oro Quest in acquiring the claims and (ii) the issuance by us to Oro Quest of an aggregate of 6,000 common shares of our common stock at a deemed issuance price of $0.05 per share.

Property Underlying Our Mineral Claim Interests

We obtained a geological report on the property underlying our mineral claim interests, which report was prepared by Larry W. Carlyle, P. Geol., F.G.A.C., in December, 2006. The following description of the property, its history and geology is taken from the contents of such report. This report makes reference to a previous report written by Mr. Carlyle and others relating to the property underlying our mineral claim interests.

Property Description, Location and Access

The quartz claims that are the subject of our mineral property interests are known as the "DIO Claims" and are located in the Whitehorse Mining District in the Yukon Territory, Canada. The claims are accessed from the Pilot Mountain Subdivision Road, a subdivision along the north side of the Takhini Hot Springs Road approximately 5 kilometres from its junction with the North Klondike Highway, known locally as the Mayo Road. A power line crosses the Pilot Mountain Subdivision Road approximately 400 metres from its junction with the Takhini Hot Springs Road. About 200 metres east off the Pilot Mountain Road along the power line, the baseline of the DIO Claims is intersected.

The Claim information is as follows:

Claim Name	Grant Numbers	Expiry Date
DIO 1	YC 54160	October 18, 2008
DIO 2	YC 54161	October 18, 2008
DIO 3	YC 54162	October 18, 2008
DIO 4	YC 54163	October 18, 2008

The following figure shows the location of the DIO Claims:

DIO CLAIMS

MIN FILE AND GEOLOGY

NOT TO SCALE

119
047
TK
uKv
139
HIGHWAY
KLONDIKE
118
155
S T
mKp
151
Takhini River
DIO Claims
Min File # 151
113
RIVER
S T
091
130
YUKON
Alaska Highway
S T
202
121A
052
uKv
B
To Whitehorse

S T – STIKINIA: Basement of Devonian to Permian arc volcanics and platform carbonate rocks overlain by Triassic and Lower Jurassic arc volcanic and volcaniclastic rocks, chert, carbonate, and arc-derived clastic rocks intruded by comagmatic plutonic rocks

uKv – Upper Cretaceous mafic and lesser felsic volcanics, mostly Carmacks Group

mKp – mid-Cretaceous post-accretion plutons

TK – Land Claim Selections of Ta'an Kwatch'an First Nation (hatched)

Regional Geology

From the early 1990s to the present, the Yukon Geological Survey has done significant work to extend geological units from British Columbia, through the Yukon Territory, and into Alaska. Prior mapping of the area in the 1960s had the bedrock geology in the area of the DIO Claims broken into two sedimentary units: Upper Triassic Lewes River Group and Lower Jurassic Laberge Group. Geological reinterpretation has these rocks overlying the Devonian to Permian Stikine Terrane. The northwest striking syncline mapped in the 1960s approximately 6 kilometres north of the property is probably expressed by the U-shaped exposure of mid-Cretaceous pluton.

Property Geology and Property Work

The chief country rock on the DIO Claims is a blocky fine-grained grey limestone having a west strike and a slight southwest dip. The copper, silver, gold, lead and minor molybdenum mineralization is within vuggy quartz-calcite stringers thought to have a hydrothermal origin. The mineralization is contained in the minerals: galena, chalcopyrite, tetrahedrite, arsenopyrite, and molybdenite.

The mineralized stringers are believed to be filling shears created in the competent limestone by the intrusion of dark grey to green andesite dykes containing up to 1% pyrite. The dykes have strikes of Azimuth 315 degrees to 325 degrees and dips of 82 degrees to 87 degrees to the northeast. Strong bleaching, argillic and limonitic alteration was observed in the mineralized shears.

The claims are north along strike from the Whitehorse Copper Belt, situated west of the Yukon Territory capital, Whitehorse, and parallel the Yukon River valley. The Copper Belt has seen extensive development since the staking of the Copper King Claim in 1898. The belt is known to extend for at least 30 kilometres (18.6 miles); from just south of the junction of the South Klondike Highway (Carcross Road) with the Alaska Highway to west of the Whitehorse subdivision of Porter Creek. As stated in his report, Mr. Carlyle does not believe that this is the full extent of the belt because he has visited a similar copper showing just southeast of Aishihik Lake while he worked as a geologist for Whitehorse Copper Mines from 1972 to 1974.

The Little Chief and Middle Chief deposits, which were being mined during Mr. Carlyle's employment with Whitehorse Copper Mines, were considered to be roof-pendants of skarn altered meta-sediments within Cretaceous granite and granodiorite. Magnetite and chlorite were the most common skarn minerals but there were also lesser amounts of garnet, diopside and other skarn minerals.

Although no skarn mineralization was recognized by Mr. Carlyle and others who visited the DIO Claims during 1987 and 1988, there may be skarn mineralization present that went unobserved at that time.

The presence of the best mineralization at the Little Chief and Middle Chief Mines being within roof pendants is significant in exploring the DIO Claims. The syncline about six kilometres north of the property (See "Regional Geology") could indicate the existence of roof pendants on the claims. The mineralized fractures located on the claims having a similar strike to that for the syncline increases this probability.

To Mr. Carlyle's and Harborside's knowledge, little or no further work has been done on this property since the work done during the 1987 - 1988 seasons.

Our Planned Exploration Program

The author of the geological report, Mr. Carlyle, recommends a results-based two phase exploration program, as described below.

Phase One

Phase one of the proposed exploration program consists of prospecting, geological mapping, geophysical and geochemical surveys. The budget for this is broken down as follows:
Proposed Budget: Phase One
Prospecting and geological mapping (7 days @ $500/day)	CDN$ 3,500
Follow-up geophysical and VLF-EM (very low frequency electromagnetic) surveys (5 days @ $700/day)	3,500
Soil and rock sampling (100 samples @ $20/sample)	2,000
Room and board, transportation and shipping	1,500
Report writing and supervision (4 days @ $500/day)	2,000
Contingency (10%)	1,250
Total:	CDN$13,750

Phase Two

The geologist report recommends that phase two of the exploration program consist of back hoe, blast or hand trenching and sampling of mineralized showings located in phase one.

Proposed Budget: Phase Two
Small back hoe rental ($70/hr (wet) @ 2 days @ 10 hrs/day)	CDN$ 1,400
Mobilization and demobilization costs	500
Explosives	600
Geologist and labourer/blaster (4 days @ $700/day)	2,700
Rock samples (50 samples @ $20/sample)	1,000
Room and board, transportation and shipping	500
Report writing and supervision (2 days @ $500/day)	1,000
Contingency (10%)	770
Total:	CDN$8,470

The total estimated costs of phase one of CDN$13,750 and phase two of CDN$8,470 equal approximately $13,804 and $8,503, respectively, based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961.

Plans Regarding Exploration Program

We expect to commence phase one of the exploration program in the summer of 2008, depending on weather conditions and the availability of personnel and equipment. Upon completion of phase one, and subject to the results of phase one, we intend to undertake phase two in the summer of 2009.

We will determine whether to proceed with further exploration work upon completion of phase two. In completing this determination we will assess whether the results of the entire exploration up to that time are sufficiently positive to enable us to obtain any additional financing that we will then require. This analysis will include an assessment of the market for financing of junior mineral exploration projects at the time of our assessment.

To date, we have spent no exploration expenditures on the property underlying our mineral claim interests, other than amounts spent in completing the geological report on the property. We have not chosen anyone specific to conduct exploration work on the property. We intend to choose a geologist recognized in the Yukon Territory who has had experience working in the regional area of the property.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Yukon Territory. Work permits, if needed, will be subject to review by the proper authorities. At this time the proposed phase one of our planned exploration would not need permits to proceed.

Pursuant to the Quartz Mining Act (Yukon Territory, Canada), to keep quartz claims in good standing in the Yukon Territory there must be CDN$100 (approximately $100 based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961) of exploration expenditures performed per claim each year. In event that work is not performed on a quartz claim, the CDN$100 per claim can be paid in lieu of performing such work. In the case of our claim interests, CDN$400 of exploration expenditures must be spent before October 18, 2008 in order to maintain the claims subject to our interests in good standing for an additional year. In the event that more than CDN$100 per claim is spent, this can be pooled to keep the claim in good standing for more than one year.

Any testing work undertaken on the property underlying our mineral claim interests must be conducted in a manner that minimizes disruption to the environment and must comply with applicable legislation including the Waters Act (Yukon Territory).

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time, and because we do not know the size or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

Competition

We are a junior mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also be competing with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus we have no significant employees other than the officers and directors described above under "Directors, Executive Officers, Promoters and Control Persons". We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the property underlying our mineral claim interests in order to carry out our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Reports to Security holders

At this time we are not required to provide annual or quarterly reports to security holders. We plan to register our common stock under the Exchange Act concurrent with the effectiveness of the registration statement of which this prospectus forms a part. Thereafter, annual reports will be delivered to security holders as required or they will be available online. In addition, our stockholders and the general public will be able to view and download copies of all of our filings with the SEC, including annual reports, quarterly reports and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings.

DESCRIPTION OF PROPERTIES

Our executive offices are located at 3675 East First Avenue, Suite 201, Burnaby, British Columbia, Canada, V5C 3V8. We also have interests in four quartz claims in a property in Whitehorse, Yukon Territory, Canada, as described herein under "Description of Business".

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

  We intend to register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board. Our first milestone is to complete the registration of our shares for resale by the selling stockholders named in this prospectus, effect registration of our common stock as a class under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part, and then obtain a trading symbol to facilitate quotation of our shares on the OTC Bulletin Board. We plan to apply to the NASD for a trading symbol to begin trading our shares on the OTC Bulletin Board once our common stock has been registered as a class under the Exchange Act. The remaining costs are expected to be approximately $34,500 to complete this milestone. The nature of these costs are audit, legal, transfer agent fees and SEC registration costs.

  We intend to conduct phase one of our recommended exploration program on the property underlying our mineral claim interests. Phase one will consist of prospecting, geological mapping, geophysical and geochemical surveys, and is estimated to cost approximately CDN$13,750 (approximately $13,804 based on the noon buying rate as certified by the New York Federal Reserve Bank on October 3, 2007 of $1.00:CDN$0.9961). We expect to commence phase one of our exploration program in the summer of 2008, depending on weather conditions and the availability of personnel and equipment.

  We anticipate spending approximately $750 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $9,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

Thus, we estimate that our expenditures over the next twelve months will be approximately $57,304 ($34,500 to complete the registration of our shares and begin trading on the OTC Bulletin Board, $13,804 to complete phase one of our recommended exploration program, and $9,000 to cover ongoing general and administrative expenses). As at June 30, 2007, we had cash reserves of $53,117 and working capital of $40,858. We anticipate that our cash and working capital will be sufficient to enable us to complete phase one of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the approximately next 12 months. However, our ability to continue with phase two of our recommended work program and full exploration of the property underlying our mineral claim interests will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.

During the 12 month period following the date of this prospectus, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to continue our plan of operations beyond the next twelve months. We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our complete exploration program. In the absence of such financing, we will not be able to pursue phase two of our recommended exploration program any advanced exploration of the property underlying our mineral claim interests and our business plan will fail. If we do not continue to obtain additional financing, we will be forced to abandon our mineral claim interests and our plan of operations will fail.

We may consider entering into a joint venture arrangement to provide the required funding to develop the property underlying our mineral claim interests. We have not undertaken any efforts to locate a joint venture participant. Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of the property underlying our mineral claim interests. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our mineral claim interests to the joint venture participant.

Results of Operations

Revenues

We have had no operating revenues since inception. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

Our expenses for the following periods are set forth below:
	Three months ended June 30, 2007 (unaudited)	Six months ended June 30, 2007 (unaudited)	May 16, 2006 (Inception) to December 31, 2006 (audited)	May 16, 2006 (Inception) to June 30, 2007 (unaudited)
Expenses
Accounting and audit fees	$ 2,300	$ 4,600	$ 6,000	$ 10,600
Legal	2,037	2,774	4,600	7,374
Mineral property costs	-	-	6,586	6,586
Office and administration expenses	3,620	5,407	5,001	10,408
Travel	9,653	15,474	-	15,474
Total:	$ (17,610)	$ (28,255)	$ (22,187)	$ (50,442)

As such, we have experienced a net loss of $22,187 for our fiscal year ended December 31, 2006 (that is, from our inception on May 16, 2006 to December 31, 2006), $28,255 for the six months ended June 30, 2007, and $50,442 from inception to June 30, 2007.

Liquidity and Capital Resources

We had cash of $53,117 and working capital of $40,858 at June 30, 2007.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $57,304, as outlined above under the heading "Plan of Operations". Thus, we anticipate that our cash and working capital will be sufficient to enable us to complete phase one of our exploration program and to pay for the costs of this offering and our general and administrative expenses for approximately the next 12 months. However, our ability to complete phase two of our exploration program and to continue advanced exploration, if warranted, will be subject to us obtaining adequate financing as these expenditures will exceed our cash reserves. We anticipate that our cash and working capital will be sufficient to enable us to sustain our operations for approximately the next twelve months, provided that we do not engage in exploration activities beyond phase one of our planned program during this period. If we determine to engage in exploration activities beyond phase one of our planned program during the next twelve months, then we will require additional financing.

Cash Used in Operating Activities

Net cash used in operation activities was $9,279 for our fiscal year ended December 31, 2006 (that is, from our inception on May 16, 2006 until December 31, 2006). Net cash used in operating activities during the six months ended June 30, 2007 was $28,604. As such, net cash used in operating activities was $37,883 for the period from inception to June 30, 2007. We anticipate that cash used in operating activities will increase in 2007 as discussed under "Plan of Operations".

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock. From inception on May 16, 2006, to June 30, 2007, we have raised a total of $91,000 from private offerings of our securities.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the property underlying our mineral claim interests and our venture will fail.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of shares of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  any of our directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

  any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Securities by Robert Skelly

Robert Skelly, our President, Secretary, Treasurer and a director, acquired one share of our common stock at a price of $0.01 upon our incorporation on May 16, 2006. Mr. Skelly acquired 3,000,000 shares of our common stock at a price of $0.001 per share effective June 7, 2007. Mr. Skelly paid a total purchase price of $3,000 for these shares. Mr. Skelly also acquired 350,000 units (each unit representing one share of common stock and one share purchase warrant) effective June 8, 2007 at a price of $0.02 per unit, for a total purchase price of $7,000.

Purchase of Securities by Paul Anaka

Paul Anaka, who become one of our directors on July 1, 2007, acquired 350,000 units (each unit representing one share of common stock and one share purchase warrant) effective June 8, 2007 at a price of $0.02 per unit, for a total purchase price of $7,000.

Purchase of Securities by Grant Sahaydak

Grant Sahaydak, who became one of our directors on July 1, 2007, acquired 350,000 units (each unit representing one share of common stock and one share purchase warrant) effective June 8, 2007 at a price of $0.02 per unit, for a total purchase price of $7,000.

Purchase of Securities by Brian Tuson

Grant Sahaydak, who became one of our directors on July 1, 2007, acquired 350,000 units (each unit representing one share of common stock and one share purchase warrant) effective June 8, 2007 at a price of $0.02 per unit, for a total purchase price of $7,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration of our common stock as a class under the Exchange Act, which we anticipate will occur concurrently with the effectiveness the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus we had 45 registered stockholders.

Rule 144 Shares

None of our issued and outstanding shares of common stock are presently available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 74,060 shares as of the date of this prospectus; or

  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k) a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, none of Robert Skelly (our President, Secretary, Treasurer and a director), Paul Anaka, Grant Sahaydak or Brian Tuson (each of whom serves as one of our directors) own any shares that will be eligible for Rule 144 sales. As affiliates, each of Mr. Skelly, Mr. Anaka, Mr. Sahaydak and Mr. Tuson will be subject to the volume limitations discussed above and must complete any sales pursuant to Rule 144 in accordance with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus none of the present stockholders of our common stock may sell their shares to the public in accordance with Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes at Section 78.288(2), however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our incorporation on May 16, 2006, until December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Robert Skelly President, Secretary and Treasurer	May 16, 2006 (incorporation) to December 31, 2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Equity Awards

As at December 31, 2007, there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to either of our sole executive officer.

Employment Agreements

Currently, the Company does not have any employment or consultant agreements.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

FINANCIAL STATEMENTS

The financial statements of Harborside Ventures, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Harborside Ventures, Inc. (Interim Financial Statements - Unaudited)

  Balance Sheets as of June 30, 2007 and December 31, 2006

  Statements of Operations for the three months ended June 30, 2007, the six months ended June 30, 2007, May 16, 2006 (inception) to June 30, 2006, and May 16, 2006 (inception) to June 30, 2007

  Statements of Cash Flows for the six months ended June 30, 2007, May 16, 2006 (inception ) to June 30, 2006, and May 16, 2006 (inception) to June 30, 2007

  Notes to the Interim Financial Statements

Harborside Ventures, Inc. (Financial Statements - Audited)

  Report of Independent Registered Public Accounting Firm

  Balance Sheet as of December 31, 2006

  Statement of Operations for the period from May 16, 2006 (inception) to December 31, 2006

  Statement of Cash Flows for the period from May 16, 2006 (inception) to December 31, 2006

  Statement of Stockholders' Equity for the period from May 16, 2006 (inception) to December 31, 2006

  Notes to the Financial Statements

HARBORSIDE VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2007

(unaudited)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$53,117	$79,221

	$53,117	$79,221

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,259	$12,608

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 4)
Authorized:
500,000,000 common shares, $0.001 par value,
Issued and outstanding:
7,406,001 common shares (December 31, 2006: 1)	7,406	-
Additional paid in capital	83,894	-
Private placement subscription	-	88,800
Deficit accumulated during the exploration stage	(50,442)	(22,187)

	40,858	66,613

	$53,117	$79,221

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(unaudited)

	Three months Ended June 30,	Six months Ended June 30,	May 16, 2006 (Inception) to June 30,	May 16, 2006 (Inception) to June 30,
	2007	2007	2006	2007

Expenses
Accounting and audit fees	$2,300	$4,600	$ -	$10,600
Legal	2,037	2,774	-	7,374
Mineral property costs (Note 3)	-	-	5,592	6,586
Office and administration expenses	3,620	5,407	-	10,408
Travel	9,653	15,474	-	15,474

Net loss	$(17,610)	$(28,255)	$ (5,592)	$50,442

Loss per share - basic and diluted	$(0.00)	$(0.03)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	6,787,892	916,752

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(unaudited)

	Six months Ended June 30,	May 16, 2006 (Inception) to June 30,	May 16, 2006 (Inception) to June 30,
	2007	2006	2007

Operating Activities
Net loss	$(28,255)	$(5,592)	$(50,442)
Item not requiring use of cash
Mineral property costs	-	-	300
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	(349)	5,592	12,259

Net Cash used in operating activities	(28,604)	-	(37,883)

Financing Activities
Proceeds on sale of common stock	2,500	-	91,000

Net Cash from financing activities	2,500	-	91,000

Increase (Decrease) in cash	(26,104)	-	53,117

Cash, beginning	79,221	-	-

Cash, end	$53,117	$ -	$53,117

Supplemental cash flow information and non-cash Investing and financing activities:
Interest paid	$ -	$ -	$ -

Income taxes paid	$ -	$ -	$ -

Shares issued for acquisition of mineral property	$ -	$ -	$300

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
June 30, 2007
(unaudited)

Note 1   Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on May 16, 2006, and is in the exploration stage. The Company has acquired a mineral property located in the Yukon Territory, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $50,442 as at June 30, 2007 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans form directors and or private placement of common stock.

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the period ended December 31, 2006 included in the Company's SB-2 filed with the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form SB-2. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Note 2   Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
June 30, 2007
(unaudited)

Note 2   Summary of Significant Accounting Policies - (continued)

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 its characterization of the Company as a development stage enterprise.

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of shares of common stock. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to resource property interests and asset impairment tests.

Foreign Currency Translation

The financial statements are presented in United States dollars unless otherwise noted. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
June 30, 2007
(unaudited)

Note 2   Summary of Significant Accounting Policies - (continued)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At June 30, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Basic and Diluted Loss Per Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
June 30, 2007
(unaudited)

Note 2   Summary of Significant Accounting Policies - (continued)

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management has adopted this standard since inception.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncement

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

Note 3   Mineral Property

Quartz Claims

By "Quartz Claims Acquisition Agreement" dated May 25, 2006, the Company acquired a 100% undivided right, title and interest in and to the mineral property, known as "Quartz Claims", located in the Whitehorse Mining District of the Yukon Territory, Canada by the issuance of 6,000 common shares of the company's capital stock at an issuance price of $0.05 per share for a total of $300 and repayment of staking and application costs of $5,592 (CAD$6,000) from an unrelated party (Note 4).

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE INTERIM FINANCIAL STATEMENTS
June 30, 2007
(unaudited)

Note 4   Capital Stock

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period ended December 31, 2006, the Company issued the following:

(a)   one share of its common stock effective upon incorporation;

During the period ended June 30, 2007, the Company issued the following:

(a)   3,000,000 shares of common stock for total cash proceeds of $3,000. $2,000 out of the total proceeds were received in the period ended December 31, 2006 and the balance of $1,000 was received in the current period;

(b)   4,400,000 units at a price of $0.02 per unit for total proceeds of $88,000. $86,500 out of the total proceeds were received in the period ended December 31, 2006 and the balance of $1,500 was received in the current period. Each unit consisted of one common share and one non-transferable warrant. Each warrant entitles the holder to purchase one share of common stock for a two year period commencing June 8, 2007, at an exercise price of $0.05 per share until June 8, 2008 and at an exercise price of $0.10 per share thereafter; and

(c)   6,000 shares of common stock at an issuance price of $0.05 per share for a total of $300 for a mineral property (Refer to note 3).

As at December 31, 2006 and June 30, 2007, there were no outstanding stock options.

At June 30, 2007, there were 4,400,000 share purchase warrants outstanding with an exercise price of $0.05 per share until June 8, 2008 and at an exercise price of $0.10 per share until June 8, 2009.

HARBORSIDE VENTURES, INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Harborside Ventures, Inc.

We have audited the accompanying balance sheet of Harborside Ventures, Inc. (an exploration stage company) as of December 31, 2006 and the statements of operations, cash flows and stockholders' equity for the period from May 16, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Harborside Ventures, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the period from May 16, 2006 (inception) through December 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"
DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
September 11, 2007

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
BALANCE SHEET
December 31, 2006

2006

ASSETS

CURRENT ASSETS
Cash	$79,221

$79,221

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,608

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY
Capital stock (Note 4)
Authorized:
500,000,000 common shares, $0.001 par value
Issued and outstanding:
1 common share	-
Private placement subscription	88,800
Deficit accumulated during the exploration stage	(22,187)

66,613

$79,221

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
STATEMENT OF OPERATIONS

May 16, 2006 (Inception) to December 31,
2006

Expenses
Accounting and audit fees	$6,000
Legal	4,600
Mineral property costs (Note 3)	6,586
Office and administration expenses	5,001

Net loss	$ (22,187)

Basic and diluted loss per share	$ (22,187)

Weighted average number of shares outstanding - basic and diluted	1

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
STATEMENT OF CASH FLOWS

May 16, 2006 (Inception) to December 31,
2006

Operating Activities
Net loss	$(22,187)
Item not requiring use of cash
Mineral property costs	300
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	12,608

Net Cash used in operating activities	(9,279)

Financing Activities
Private placement subscription	88,500

Net Cash from financing activities	88,500

Increase in cash	79,221

Cash, beginning	-

Cash, end	$79,221

Supplemental cash flow information and non-cash investing and financing activities:

Interest paid	$ -

Income taxes paid	$ -

Shares issued for acquisition of mineral property	$300

The accompanying notes are an integral part of these financial statements.

HARBORSIDE VENTURES, INC.
 (An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
for the period May 16, 2006 (Inception) to December 31, 2006

			Additional	Shares	Deficit Accumulated During the
	Common Shares		Paid-in	to be	Exploration
	Number	Par Value	Capital	Issued	Stage	Total

Balance, May 16, 2006,		$ -	$ -	$ -	$ -	$ -
Common shares issued for cash:
- May 31 2006 at $0.01 per share	1	-	-	-	-	-
Private placement subscription	-	-	-	88,500	-	88,500
Common shares to be issued for mineral property: - May 25, 2006 at $0.05 per share (Note 3)	-	-	-	300	-	300
Net loss	-	-	-	-	(22,187)	(22,187)

Balance, December 31, 2006	1	$ -	$ -	$88,800	$(22,187)	$66,613

The accompanying notes are an integral part of these financial statements

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 1   Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on May 16, 2006, and is in the exploration stage. The Company has acquired a mineral property located in the Yukon Territory, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

Going Concern

These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $22,187 as at December 31, 2006 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Note 2   Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 its characterization of the Company as an exploration stage enterprise.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 2   Summary of Significant Accounting Policies - (continued)

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties. Mineral property acquisition costs are capitalized in accordance with EITF 04-2 when management has determined that probable future benefits consisting of a contribution to future cash inflows, have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures. Mineral property acquisition costs are expensed as incurred if the criteria for capitalization is not met. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. As of the date of these financial statements, the Company has incurred only acquisition and exploration costs which have been expensed. To date the Company has not established any proven or probable reserves on its mineral properties.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates. Significant areas requiring management's estimates and assumptions are determining the fair value of shares of common stock. Other areas requiring estimates include deferred tax balances, valuation allowances, allocations of expenditures to resource property interests and asset impairment tests.

Foreign Currency Translation

The financial statements are presented in United States dollars unless otherwise noted. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 2   Summary of Significant Accounting Policies - (continued)

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At December 31, 2006 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Basic and Diluted Loss Per Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management has adopted this standard since inception.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 2   Summary of Significant Accounting Policies - (continued)

Stock-based Compensation - (continued)

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." This pronouncement will be effective for the Company on January 1, 2007. Currently, the Company does not have any derivative instruments or participate in any hedging activities, and therefore the adoption of SFAS No. 155 is not expected to have a material impact on the Company's financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning January 1, 2007.  The Company is currently evaluating the impact of SFAS No. 156 but does not expect that it will have a material impact on its financial statements.

In June 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109."  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes."  This Interpretation is effective for the Company on January 1, 2007. The Company is currently evaluating the impact of FASB 48 but does not expect that it will have a material impact on its financial statements.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 2   Summary of Significant Accounting Policies - (continued)

Recent Accounting Pronouncements - (continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning February 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS No. 158 is effective for fiscal years ending after December 15, 2006 which for the Company would be its fiscal year commencing January 1, 2007. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 has not had a material effect on the Company's financial statements.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 3   Mineral Property

Quartz Claims

By "Quartz Claims Acquisition Agreement" dated May 25, 2006, the Company acquired a 100% undivided right, title and interest in and to the mineral property, known as "Quartz Claims", located in the Whitehorse Mining District of the Yukon Territory, Canada by the issuance of 6,000 common shares of the Company's common shares at an issuance price of $0.05 per share for a total of $300 and repayment of staking and application costs of $6,286 (CAD$6,000) to an unrelated party. The Company issued the 6,000 common shares subsequent to December 31, 2006.

Note 4   Capital Stock

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period ended December 31, 2006, the Company issued one share of its common stock effective upon incorporation.

During the period ended December 31, 2006, proceeds were received for the following stocks, which were issued subsequent to December 31, 2006:

(a)   $2,000 out of the total proceeds of $3,000 for 3,000,000 shares of common stock;

(b)   $86,500 out of the total proceeds of $88,000 for 4,400,000 units at a price of $0.02 per unit. Each unit consisted of one common share and one non-transferable warrant. Each warrant entitles the holder to purchase one share of common stock for a two year period commencing June 8, 2007, at an exercise price of $0.05 per share until June 8, 2008 and at an exercise price of $0.10 per share thereafter; and

As at December 31, 2006, there were no outstanding stock options.

Note 5   Income Taxes

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2006, the Company had net operating loss carry forwards of approximately $22,000 that may be available to reduce future years' taxable income. These carry forwards will begin to expire, if not utilized, commencing in 2026. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company reviews its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change that causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

HARBORSIDE VENTURES, INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006

Note 5   Income Taxes (continued)

A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal and state income tax rates to income before income taxes is as follows:

December 31, 2006

Net loss before taxes	$ (22,187)
Federal and State Statutory rate	35%
Expected tax recovery	(7,765)
(Decrease) increase in taxes resulting from:
Increase in valuation allowance	7,765
Income tax expense(benefit)	$ -
Effective income tax rate	0%

The significant components of the Company's deferred tax assets are as follows:

December 31, 2006
Deferred Tax Assets	$7,765
Non-capital loss carryforward	(7,765)
Less: valuation allowance for deferred tax asset
Net deferred tax asset	$ -

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS on ACCOUNTING and financial disclosure

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.